SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 25, 2003

(Date of earliest event reported)

HILB, ROGAL AND HAMILTON COMPANY

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-15981 (Commission File Number)	54-1194795 (IRS Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of Principal Executive Offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:

(804) 747-6500

Item 5.

Other Events.

The press release issued by the Registrant on March 25, 2003 and attached hereto as Exhibit 99.1 is incorporated herein by reference.

Mr. Rogal entered into an employment agreement with the Registrant, effective December 1, 2001, to serve as Chairman and Chief Executive Officer of the Registrant until May 31, 2006. The employment agreement with Mr. Rogal was amended by a retirement agreement between Mr. Rogal and the Registrant, effective March 25, 2003, that provides for the retirement of Mr. Rogal as Chairman and Chief Executive Officer of the Registrant effective at the conclusion of the annual meeting of shareholders to be held May 6, 2003.  Pursuant to the terms of the retirement agreement, Mr. Rogal shall be entitled to receive his current annual salary of $513,000 and an annual incentive bonus of $800,000 until May 31, 2006; all outstanding stock options shall become immediately exercisable and awards of restricted stock shall vest in full as of his retirement date; all accrued benefits in the Registrant’s Supplemental Executive Retirement Plan shall vest in full as of his retirement date; and the Registrant shall be required to transfer its interest in certain split dollar agreements (including the Registrant’s interest in the underlying insurance policies) to Mr. Rogal.  All other benefits earned by or due to Mr. Rogal through the date of his retirement under the Registrant’s benefit plans shall be paid in accordance with the terms of the respective plans.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

99.1

Press release issued by the Registrant dated March 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB, ROGAL AND HAMILTON COMPANY

(Registrant)

Date:  March 26, 2003

By:

 /s/ Walter L. Smith

Walter L. Smith

Senior Vice President, General Counsel

   and Secretary

Exhibit Index

Exhibit No.

Description

99.1

Press release issued by the Registrant dated March 25, 2003.